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                                                                 EXHIBIT (a)(16)


                     GLOBAL TELESYSTEMS GROUP, INC. ("GTS")


                           RECOMMENDED OFFER ("OFFER")


                  FOR THE WHOLE OF THE ISSUED SHARE CAPITAL OF


                   ESPRIT TELECOM GROUP PLC ("ESPRIT TELECOM")


                                       AND


  ADMISSION TO TRADING ON EASDAQ AND NASDAQ OF NEW GTS SHARES OF COMMON STOCK
                         TO BE ISSUED UNDER THIS OFFER.


THE OFFER COMPRISES:

O FOR EACH ESPRIT TELECOM ORDINARY SHARE, 0.1271 OF A NEWLY TO BE ISSUED SHARE OF GTS COMMON STOCK

O FOR EACH ESPRIT TELECOM ADS, 0.89 OF A NEWLY TO BE ISSUED SHARE OF GTS COMMON STOCK.


Bear, Stearns International Limited and Bear, Stearns &Co. Inc. (together "Bear Stearns"), the financial advisers of GTS, announce on behalf of GTS that by means of a formal offer document dated February 2, 1999 (the "Prospectus") dispatched on that date, and by means of this advertisement, GTS, through Bear Stearns, is making a recommended offer to acquire all the issued and to be issued ordinary shares (including those represented by ADSs )of Esprit Telecom.

Shares of GTS common stock are listed and traded on EASDAQ and NASDAQ. Esprit Telecom ADSs are currently listed and traded on EASDAQ and NASDAQ. The newly to be issued shares under this Offer will be admitted for quotation on EASDAQ and NASDAQ.

The full terms and conditions of the Offer (including details of how the Offer may be accepted) are set out in the Prospectus and the acceptance forms accompanying the Prospectus.

WARNING TO ALL HOLDERS OF ESPRIT TELECOM ORDINARY SHARES (INCLUDING THOSE REPRESENTED BY ADSs) IN RELATION TO THE BELGIAN LAW ASPECTS OF THIS OFFER:
NUMEROUS ASPECTS OF THIS OFFER ARE BEING CARRIED OUT PURSUANT TO APPLICABLE US AND UK RULES AND PROCEDURES. THE ATTENTION OF ALL HOLDERS OF ESPRIT TELECOM ORDINARY SHARES (INCLUDING THOSE REPRESENTED BY ADSs) IN BELGIUM WISHING TO RESPOND TO THIS OFFER SHOULD BE DRAWN TO THE FACT



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THAT THE US AND UK RULES AND PROCEDURES DIFFER IN VARIOUS WAYS FROM THE
PROCEDURES AND RULES PROVIDED FOR IN THE BELGIAN ROYAL DECREE OF NOVEMBER 8, 1989 ON PUBLIC TAKEOVER BIDS AND CHANGES IN CONTROL OF COMPANIES. THE RELEVANT US AND UK RULES AND PROCEDURES ARE DESCRIBED IN THE PROSPECTUS.

ACCEPTANCE FORMS MAY BE SUBMITTED, DURING NORMAL BUSINESS HOURS, TO THE BANK OF NEW YORK, CLIENT SERVICES GROUP, ATTN : ALAIN VANDEN EEDE, AVENUE DES ARTS 35 KUNSTLAAN, 1040 BRUSSELS, BELGIUM, WHERE COPIES OF THE PROSPECTUS AND ACCEPTANCE FORMS ARE AVAILABLE FOR COLLECTION. THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL
4.00 P.M. (BRUSSELS TIME) ON MARCH 4, 1999 (OR SUCH LATER TIME(S) AND/OR DATE(S) AS GTS MAY, SUBJECT TO THE RULES OF THE UK CITY CODE ON TAKEOVERS AND MERGERS, DECIDE). SUBJECT TO THE CONSENT OF THE UK PANEL ON TAKEOVERS AND MERGERS (THE "PANEL"), THE OFFER WILL LAPSE UNLESS ALL OF THE CONDITIONS HAVE BEEN SATISFIED OR (IF CAPABLE OF WAIVER) WAIVED OR, WHERE APPROPRIATE, HAVE BEEN DETERMINED BY GTS IN ITS REASONABLE OPINION TO BE OR REMAIN SATISFIED IN EACH CASE BY MIDNIGHT (LONDON TIME) ON APRIL 2, 1999 OR SUCH LATER DATE(S) AS GTS MAY, WITH THE PANEL'S CONSENT DECIDE. GTS RESERVES THE RIGHT, IF APPROPRIATE, TO SEEK THE PANEL'S APPROVAL TO EXTEND SUCH DATE TO APRIL 23, 1999 OR SUCH LATER DATE AS THE PANEL MAY PERMIT.